SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 11, 2005

CLOSURE MEDICAL CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	0-28748	56-1959623
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5250 Greens Dairy Road Raleigh, North Carolina	27616
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 876-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On January 11 2005, Closure Medical Corporation disseminated a press release announcing its 2005 financial guidance. The press release is being furnished with this Current Report on Form 8-K as Exhibit 99.1 and is hereby incorporated herein by reference.

This report (including the exhibit) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Registrant pursuant to the Securities Act of 1933, as amended, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Use of Non-GAAP Financial Information

The press release provides guidance for Closure Medical for the 2005 fiscal year, including a presentation of net income before non-cash stock option expense and earnings per share before non-cash stock option expense, each of which is a non-GAAP financial measure. Closure Medical has presented these financial measures in the press release to enhance an investor’s overall understanding of the way management analyzes Closure Medical’s financial performance. Specifically, Closure Medical’s management uses the presentation of net income before non-cash stock option expense and earnings per share before non-cash stock option expense to allow for a more consistent and meaningful comparison of the results of operations for periods affected by stock option expense with those that are not so affected. Furthermore, since Closure Medical was not able to present the GAAP measures of net income and earnings per share at the time of the press release, presenting the non-GAAP measures allows Closure Medical to provide earnings guidance for 2005 at this time. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release, dated January 11, 2005, issued by Closure Medical Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOSURE MEDICAL CORPORATION
(Registrant)

By	/s/ BENNY WARD
Benny Ward
Vice President of Finance and Chief Financial Officer

Dated: January 11, 2005

Exhibit Index

Exhibit
99.1	Press Release, dated January 11, 2005, issued by Closure Medical Corporation.